PROMISSORY NOTE

$1,881,550.00	June 26, 2007

FOR VALUE RECEIVED, Pinpoint Recovery Solutions Corp. (the "Maker") promises to pay to the order of S.A.L.T. Payroll Consultants, Inc. (the "Holder') at 1120 Pinellas Bayway S., Suite 208, Tierra Verde, Florida 33715 or at the Holder's option, at such other place as may be designated, in writing, from time to time by the Holder, the principal sum of one million eight hundred eighty one thousand five hundred fifty and 00/100 ($1,881,550.00), together with interest, in lawful money of the United States of America, Payable as provided below.

1. The principal portion of this Note shall bear interest at the prime rate per annum as set by Bank of America, which shall be payable in accordance with Section 2 of this Note. Interest under this Note shall be calculated on the basis of a 360 day year for the actual number of days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted by law.

2. Accrued but unpaid interest on this Note shall be payable in arrears six months from the date hereof.

3. The entire principal balance plus all accrued interest outstanding hereunder shall be due and payable six months from the date hereof (the "Maturity Date").

4. All payments will be made in lawful tender of the United States and, unless otherwise specified by Holder, will be applied first to the payment of accrued interest, and second (to the extent that the amount of such payment exceeds the amount of all such accrued interest) to the payment of the principal.

5. Failure by Maker to pay any payment of interest or principal hereunder when due shall constitute an "Event of Default" hereunder. Upon the occurrence of an Event of Default, Holder may, by written notice to Maker, declare this Note to be immediately due and payable, whereupon, if such failure is not cured by the Maker within ten (10) Business Days after the Maker's receipt of such notice, the then unpaid principal balance together with accrued but unpaid interest under this Note, shall become immediately due and payable. "Business Days" shall mean any days other than a Saturday,. Sunday or a day on which banks in New York City are authorized or obligated by applicable law or executive order to close or are otherwise generally closed.

6. The Maker may prepay without premium or penalty of any kind all or any portion of the outstanding principal amount due under this Note, on any date or dates, provided, that such payment is accompanied by all accrued and unpaid interest on the principal so prepaid to and including the date of such prepayment.

7. The amount and date of each repayment of principal thereof shall be recorded by Holder on Schedule I hereto or a continuation thereof; provided, however, that the failure of Holder to make any such recordations shall not in any manner affect the obligation of Maker to repay the outstanding principal balance hereunder and all accrued and unpaid interest thereon.

8. All payments by the Maker of principal of, or interest on any indebtedness evidenced by this Note and all other sums due under this Note shall be made free and clear of and without deduction for any setoff or counterclaims, or any taxes, fees or other charges of any nature whatsoever imposed by any taxing authorities.

9. No failure by the Holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such Holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such Holder may otherwise have.

10. No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Maker and the Holder.

11. This Note is made in the State of New York and shall be governed by and construed in accordance with the laws of said State, without regard to conflict of laws principles. Any dispute arising out of or relating to this Note shall be resolved exclusively by state or federal courts sitting in New York County, State of New York. The Maker and the Holder hereby irrevocably submit to the jurisdiction of any such court and waive any objection to such jurisdiction, including, without limitation, the defenses of inconvenient forum and lack of personal jurisdiction.

12. This Note is the entire and only agreement between the Maker and the Holder with respect to the subject matter hereof, and all oral representations, agreements and undertakings, previously or contemporaneously made, which are not set forth herein or therein, are superseded hereby and thereby. The provisions of this section shall survive any repayment of this Note.

13. Maker hereby waives presentment, protest, notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

14. The Maker and the Holder hereby waive trial by jury in any action and/or proceeding arising on, out of or by reason of this Note.

15. The Maker agrees to pay all collection expenses, court costs and reasonable attorneys' fees and disbursements (whether or not litigation is commenced) which may be incurred in connection with the collection or enforcement of this Note.

16. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) sent by a nationally recognized courier service providing receipt of delivery, (iv) sent by facsimile, to the address or facsimile number set forth below, or such other address or facsimile number as either the Maker or Holder may designate by providing written notice to the other party in accordance with this Section 16:

If to Maker:

Pinpoint Recovery Solutions Corp.
30 East 81st Street, Suite 11E
New York, NY 10028
Attention: Andrew Scott
Facsimile No.: (212) 895-3783

With a simultaneous copy to:

Katten Muchin Rosenman LIT
575 Madison Avenue
New York, NY 10022
Attention: Howard S. Jacobs, Esq.
Facsimile No.: (212) 940-8776

IN WITNESS WHEREOF, the Maker has executed this Note as of the date first written above.

MAKER:

PINPOINT RECOVERY SOLUTIONS CORP

By:

Name:
Title: